Exhibit 10.1
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH IMMATERIAL AND THE TYPE OF INFORMATION THAT VERICEL TREATS AS CONFIDENTIAL. ACCORDINGLY, SUCH INFORMATION HAS BEEN OMITTED AND REPLACED WITH “[***]”.

Fourth Amendment to Dispensing Agreement

This Fourth Amendment to the July 26, 2018 Dispensing Agreement ("Agreement") between Vericel Corporation ("Vericel" or "Client") and AllCare Plus Pharmacy LLC ("AllCare") shall be effective as of June 1, 2024 ("Effective Date").

Recitals

WHEREAS, Vericel and AllCare are Parties to the Agreement;
WHEREAS, the Parties desire to amend the Agreement;
NOW, THEREFORE, in consideration of good and valuable consideration, the Parties hereby agree to modify the Agreement as follows

1.The Parties agree to replace Section 7., Term, in its entirety with the following: "7. Term. The term of this agreement shall continue through May 31, 2026 ("Term"), unless otherwise terminated pursuant to the Dispensing Agreement." The term of this Agreement will commence on the Effective Date and continue for a period of two (2) years thereafter (the "Term"). Either party may terminate this Amendment at any time in its sole discretion, without cause, by providing one hundred and eighty (180) days' written notice of their intention to terminate to the other party.

2.The Parties agree that all other conditions of the Agreement shall remain in force and that such terms shall prevail on the event of a conflict with this Fourth Amendment.

3.The Parties agree to modify Section 2.8 Exhibit A- Payment Terms and Pricing from the Dispensing Agreement. The fees outlined in Exhibit A attached to this Amendment reflect fees for the period June 1, 2024 through May 31, 2026.

Exhibit 10.1
Exhibit A

Vericel MACI Program

Fees:

AllCare's fees for the services outlined in this Amendment are as follows:

[***]

Invoicing Schedule

AllCare will invoice Client as follows:

Fixed Fees: Client will be invoiced quarterly in advance (prorates as applicable) for all fixed fees during the Term.

Variable, Transactional, Pass-Through Costs and Out of Pocket Expenses: Client will be invoiced monthly, in arrears, based on Services performed (actuals) during the Term.

Payment Terms: Payable within thirty (30) days from date of invoice.

Client shall also reimburse AllCare for reasonable travel and other out of pocket expenses incurred in connection with the provision of services, without premium or mark up, provided, however, that such expenses are itemized and at the Client's request.

Exhibit 10.1
IN WITNESS WHEREOF, the Parties have executed this Amendment, by their duly authorized representatives, as of the Effective Date.

VERICEL CORPORATION	ALLCARE PLUS PHARMACY LLC

By:	By:
Name: Joe Mara	Name: Jenn Millard
Title: CFO	Title: VP & GM
Date: 5/7/2024	Date: 5/3/2024